Exhibit 23


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 8-K of our report dated February 26, 1993, except for Note 8, as to which the date is July 26, 1993, with respect to the financial statements of Greeley Gas Company included in the Registration Statement (Form S-4 No. 33-67098) of Atmos Energy Corporation filed with the Securities and Exchange Commission.






                                        ERNST & YOUNG




Denver, Colorado
January 5, 1994